EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 18, 1997 relating to the Historical Statement of Revenues and Direct/Allocated Operating Expenses of the Mat-Supported Jackup Rigs of Noble Drilling Corporation for the year ended December 31, 1996, which appears on page 2 of the Current Report on Form 8-K/A of Pride International, Inc. dated July 21, 1997.

PRICE  WATERHOUSE LLP

Houston, Texas
September 3, 1997